UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2025

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2025, the Board of Directors (“Board”) of Malibu Boats, Inc. (the “Company”) appointed Melanie K. Cook to the Board effective immediately.

From 2017 until her retirement in 2021, Ms. Cook was Chief Operating Officer of GE Appliances, a Haier Smart Home Company and home appliance manufacturer, where she was responsible for operational leadership for the multi-billion-dollar revenue of the GE Appliances business with 13,000 employees globally. Between 2009 and 2017, Ms. Cook served in numerous executive and operational leadership roles at the General Electric Company, a multinational power, renewable energy, aviation and healthcare company (“GE”), including Vice President, Sourcing, GE Appliances from 2014 to 2017, General Manager, Cooking Products, GE Appliances from 2011 to 2014, General Manager, Industrial Communications, GE Digital Energy from 2009 to 2011, and President of Azdel Inc., a joint venture between GE Plastics and PPG Industries from 2006 to 2008. Prior to 2006, Ms. Cook served in various roles at GE in information technology, product marketing and auditing. Ms. Cook serves on the boards of directors of the following companies: since 2023, Commercial Vehicle Group, Inc. (NASDAQ: CVGI), where she serves on the audit committee and chairs the compensation committee; since 2022, Badger Meter, Inc. (NYSE: BMI), where she serves on the audit and compliance committees; since 2022, Thetford Corporation, a privately-owned provider of mobile sanitary and kitchen products, where she is chair of the audit committee; and since 2021, The Legacy Companies, a privately-owned provider of food service and consumer products. Ms. Cook previously served as a board member of the Association of Home Appliance Manufacturers from 2013 to 2021, including Chair from 2016 to 2018, the National Association of Manufacturers from 2018 to 2021 and Mabe Joint Venture from 2016 to 2021. Ms. Cook holds a Bachelor of Science in Business Administration, with a specialty in Decision and Information Sciences from the University of Florida.

Ms. Cook will be a Class III director and will serve on the Audit Committee and Nominating and Governance Committee.

Ms. Cook will receive compensation for her services as a director in accordance with the Company’s Directors’ Compensation Policy, which is filed as Exhibit 10.14 to the Company’s annual report on Form 10-K for the year ended June 30, 2022. Ms. Cook also entered into a customary indemnification agreement with the Company, the form of which was previously approved by the Board and is filed as Exhibit 10.19 to the Company’s registration statement on Form S-1 (File No. 333-192862) filed on December 13, 2013.

There is no arrangement or understanding between Ms. Cook and any other person pursuant to which Ms. Cook was selected as a member of the Board, and there are no transactions or relationships between the Company and Ms. Cook that are reportable under Item 404(a) of Regulation S-K.

Ms. Cook is expected to stand for election to the Board at the Company’s 2025 annual meeting of stockholders.

On June 20, 2025, John E. Stokely notified the Board that he does not intend to stand for re-election at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Stokely will continue to serve on the Board until the 2025 Annual Meeting, when his current term will expire. Mr. Stokely’s decision not to stand for re-election was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On June 24, 2025, the Company issued a press release announcing the appointment of Ms. Cook as a member of the Board, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is being furnished as part of this report:

Exhibit No.	Description
Exhibit 99.1	Press release dated June 24, 2025
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

	By:	/s/ Bruce Beckman
Date: June 24, 2025		Bruce Beckman
Chief Financial Officer